Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-219494, No. 333-919157, No. 333-260046, No. 333-255707, No. 333-255708 and No. 333-263909) on Form S-3 and the registration statements (No. 333-222743 and No. 333-262767) on Form S-8 of our reports dated March 16, 2022, except for the going concern explanatory paragraph and Notes 2, 11, 15 and 21, and the restatement as to the effectiveness of internal control over financial reporting for the material weaknesses related to ineffective controls over going concern assessment (including related disclosures, the impact of the going concern assessment on the classification of debt and the impact of subsequent events on such assessment) and subsequent event disclosures, as to which the date is November 14, 2022, with respect to the consolidated financial statements of Exela Technologies, Inc. and the effectiveness of internal control over financial reporting.

Detroit, Michigan
November 14, 2022